Exhibit 99.1
Triumph Bancorp Rebrands to Triumph Financial
Triumph Business Capital, Triumph Insurance Group and Triumph Commercial Finance consolidate to form new brand– Triumph

Dallas, TX, Dec. 1, 2022 — Triumph Bancorp, Inc. today announced the completion of an extensive rebranding effort, including a change of the company name to Triumph Financial, Inc. (the “Company” or “Triumph Financial”). Prior to the market open on Dec. 2, 2022, the Company’s common stock will begin trading on NASDAQ under the ticker symbol “TFIN.” This will replace the Company's current ticker symbol for its common stock “TBK,” which has been used since its initial public offering in November 2014.

In addition to the Triumph Financial rebranding, the brands Triumph Business Capital, Triumph Insurance Group and Triumph Commercial Finance have consolidated factoring, insurance and banking services for the transportation industry to go to market as a single brand – Triumph.

“The new Triumph Financial name and logo reflect our evolution from a bank holding company to a financial and technology company focused on payments, factoring and banking,” said Aaron P. Graft, vice chairman and chief executive officer of Triumph Financial. “The Triumph brand consolidation is much more than a name change and logo update. It reinforces our commitment to providing the transportation industry with access to the tools and services they need to grow their businesses.”

“As we look to the future of transportation, we want to make our total service offering as explicit as possible – that Triumph can support and serve growth-minded transportation companies of all sizes or years in business, and in ways that go beyond faster financing,” said Geoff Brenner, president of the Triumph factoring division. “This brand consolidation demonstrates our commitment to being a more holistic financial partner to the companies we serve. We are uniquely positioned to deliver additional value through a combined offering of invoice factoring, fuel discount programs, truck and cargo insurance, and access to equipment finance, banking and treasury management services. The newly formed Triumph enables us to deliver that stronger message to our current clients and the business we believe we are in a better position to now earn.”

In addition, the Company’s depositary shares, each representing a 1/40th interest in a share of the Company’s 7.125% Series C Fixed-Rate Non-Cumulative Perpetual Preferred Stock, will begin trading on the Nasdaq under the ticker symbol “TFINP” prior to market open on Dec. 2, 2022. This will replace the Company’s current ticker symbol for such depositary shares, “TBKCP,” which has been used since the issuance of such depositary shares in June 2020.

No action by the Company's shareholders is required with respect to either ticker symbol change. The Company's common stock and Series C Preferred depositary shares will continue to be listed on the Nasdaq, and the respective CUSIP numbers will remain unchanged.

Triumph Financial and the consolidated Triumph brand are accompanied by new visual identities and websites that will relaunch this month (www.tfin.com and www.invoicefactoring.com). These rebranding efforts culminated in an eventful year for Triumph Financial, which also saw the addition of its internal tech-lab TriumphX and the launch of TriumphPay’s payments network and brand.

12700 Park Central Dr., #1700, Dallas, TX 75251 | 214.365.6900 | tfin.com
© Triumph Financial, Inc

About Triumph Financial
Triumph Financial, Inc. (Nasdaq: TFIN) is a financial holding company focused on payments, factoring and banking. Headquartered in Dallas, Texas, its diversified portfolio of brands includes TriumphPay, Triumph and TBK Bank.

About Triumph
Triumph is a leading provider of cash flow management services for the trucking industry. Triumph provides a unified product offering that includes invoice factoring, fuel discount programs, truck and cargo insurance and access to equipment finance, banking and treasury services.
Factoring products and services offered by Triumph Financial Services LLC, a subsidiary of TBK Bank, SSB, DBA Triumph. Insurance products and services offered through Triumph Insurance Group, Inc., a subsidiary of TBK Bank, SSB DBA Triumph. Triumph Insurance Group, Inc., DBA in CA Triumph Risk and Insurance Solutions, All Rights Reserved.| TX License #1941647 | Insurance Products and Services offered through Triumph Insurance Group, Inc. are NOT A DEPOSIT, NOT FDIC INSURED, NOT GUARANTEED BY THE BANK, NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY AND MAY GO DOWN IN VALUE. Equipment Finance and Asset Based Lending products and services offered by TBK Bank, SSB. Banking products and services offered by TBK Bank, SSB. Member FDIC.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. Investors are cautioned that such statements are predictions and that actual events or results may differ materially. Triumph Financial's expected financial results or other plans are subject to a number of risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" and the forward-looking statement disclosure contained in the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 14, 2022. Forward-looking statements speak only as of the date made, and Triumph Financial undertakes no duty to update the information.

Source: Triumph Financial, Inc.

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Investor Relations
Luke Wyse
SVP, Finance & Investor Relations
lwyse@tbkbank.com | 214-365-6936

Media
Amanda Tavackoli
SVP, Director of Corporate Communication
atavackoli@tbkbank.com | 214-365-6930